UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 2, 2018
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CHART INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-11442	34-1712937
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3055 Torrington Drive Ball Ground, Georgia	30107
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (770) 721-8800

NOT APPLICABLE
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.
On January 2, 2018, Chart Industries, Inc. (the “Company”) posted a slide presentation on its investor relations website. Company management is using this slide presentation in connection with customary investor meetings beginning on January 3, 2018. Pursuant to Regulation FD, a copy of the slide presentation is furnished with this Current Report on Form 8-K as Exhibit 99.1.
All information in the slide presentation is furnished and shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise be subject to the liability of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporated it by reference. The presentation materials include, with respect to Skaff Cryogenics, a reference to the term EBITDA, which is a non-GAAP financial measure. EBITDA is defined as earnings before interest, tax, depreciation and amortization, and is a measure of operating performance. The Company has not included a reconciliation of Skaff Cryogenic's EBITDA to net income, EBITDA's most directly comparable GAAP financial measure, because certain items have not yet occurred or are out of the Company's control and/or cannot be reasonably predicted.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
99.1	Investor Presentation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chart Industries, Inc.
Date: January 2, 2018
By: /s/ Jillian C. Evanko Jillian C. Evanko Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Investor Presentation.

4